EXHIBIT 10.3
                            HERSHEY FOODS CORPORATION
                           DEFERRED COMPENSATION PLAN


                  This Deferred Compensation Plan (the "Plan") allows participants in the Annual Incentive Program (the "AIP") of Hershey Foods
Corporation's Key Employee Incentive Plan to defer receipt of all or part of their awards under the AIP. Participants in the Long Term Incentive Program ("LTIP") of the Key Employee Incentive Plan may also defer under this plan the cash equivalent of their PSU awards provided certain minimum stockholding requirements have been satisfied. The Plan is intended to benefit those key executives of Hershey Foods Corporation (and subsidiaries as specified in the AIP and LTIP) who participate in the AIP or LTIP, to secure their goodwill, loyalty and achievement, and to help attract and retain high quality executives.

                  AIP awards for 1995 and beyond may be deferred under this Plan. Also, Participants who have previously deferred AIP awards under the deferral arrangement in effect for awards prior to 1995 may elect to credit their deferral accounts under the prior deferral arrangement to their Accounts under this Plan as hereinafter described.

                  PSU awards under LTIP may also be deferred under the Plan, but only if the Participant has satisfied the employee minimum stockholding requirements established by the Compensation and Executive Organization Committee of the Board of Directors. Dividends previously earned, as well as future dividends earned on deferred PSU awards are eligible for deferral under the Plan.

                                    ARTICLE I
                                   DEFINITIONS

           The following definitions apply to this Plan:

       1.1 ACCOUNT. "Account" means the Account maintained by the Company pursuant to Article II with respect to each Participant.

       1.2 AIP. "AIP" means the Annual Incentive Program of Hershey Foods Corporation's Key Employee Incentive Plan.

       1.3 BOARD. "Board" or "Board of Directors" means the Board of Directors of Hershey Foods Corporation.

       1.4 COMMITTEE OR COMPENSATION COMMITTEE. "Committee" or "Compensation Committee" means the Compensation and Executive Organization Committee of the Board.

       1.5 COMPANY. "Company" means Hershey Foods Corporation, a Delaware corporation.

       1.6 DEFERRAL ELECTION. "Deferral Election" means a Participant's election to defer all or part of the Participant's AIP or PSU award as described in Article II.

       1.7 DETERMINATION DATE. "Determination Date" means the last day of each calendar quarter.



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       1.8  DISABILITY.  "Disability" means a condition or circumstance entitling a Participant to be classified as "disabled" pursuant to the Company's Long Term Disability Plan.

       1.9 INVESTMENT OPTIONS. "Investment Options" means the following investment options which are to be used as earnings indices as described in
Section 2.3:

               1.     Hershey Fixed Income Fund
               2.     IDS Cash Management Fund
               3.     American Express Trust Equity Index Fund I

The Investment Options are chosen by the Plan Administrator and are subject to change from time to time as the Plan Administrator, in its discretion, deems necessary or appropriate. No provision of this Plan shall be construed as giving any Participant an interest in any of these Investment Options nor shall any provision require that the Company make any investment in any such funds.

       1.10 LTIP. "LTIP" means the Long Term Incentive Program of Hershey Foods Corporation's Key Employee Incentive Plan.

       1.11 PARTICIPANT. "Participant" means an employee of the Company who is eligible to participate in the AIP or LTIP and who elects to participate in this Plan by filing a Deferral Election as provided in Article II.

       1.12 PLAN. "Plan" means this Hershey Foods Corporation Deferred Compensation Plan as set forth herein and as amended from time to time.

       1.13 PLAN ADMINISTRATOR. "Plan Administrator" means the Director, Executive Compensation and Employee Benefits, for Hershey Foods Corporation.

       1.14 PLAN YEAR.  "Plan Year" means the calendar year.

       1.15 PSU. "PSU" means performance share units granted under the LTIP portion of the KEIP.

       1.16 RETIREMENT. "Retirement" means termination of employment with a Company after becoming eligible for retirement under the Hershey Foods Corporation Retirement Plan.



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                                   ARTICLE II
                          DEFERRAL ELECTIONS: ACCOUNTS

        2.1.   ELECTION TO DEFER.

               a. AIP AWARDS. A Participant may elect to defer receipt of all or a portion of his or her anticipated bonus under the AIP. A Participant's election must be made no later than November 1st of the year in which the Participant renders the services which result in the bonus award. The election must be made on a form supplied by the Plan Administrator. The election to defer a bonus is irrevocable except as specifically provided otherwise in this Plan.


               b. PSU AWARDS. A Participant may elect under this Plan to defer receipt of all or a portion of the amount earned as a PSU award under LTIP. An election to defer a PSU award under this Plan can only be made if the Participant has satisfied the minimum stockholding requirements established by the Board of Directors. A Participant's election must be made at least sixty
(60) days prior to the date the PSU award will be paid. The election must be made on a form supplied by the Plan Administrator. The election to defer receipt of a PSU award is irrevocable except as specifically provided otherwise in this Plan.

        2.2.   ACCOUNTS.

               a. ESTABLISHMENT OF ACCOUNTS. Any amounts deferred by a Participant will not be funded or set aside for future payment by the Company. Instead, an Account will be noted for the Participant on the Company's books. A Participant's Account will be credited with amounts deferred and with investment credits as provided in subparagraph c. below. A separate Account will be established for each Deferral Election.

               b. PARTICIPANTS AS UNSECURED CREDITORS. A Participant's entitlement to receive the amount reflected by his or her Account will be based solely on an unconditional promise to pay by the Company and is not assignable; however, except as provided in Section 7.5 below, the Participant at all times will be fully vested in the Account.

               c. INVESTMENT CREDITS TO ACCOUNTS. Subject to such limitations as may from time to time be required by law or imposed by the Plan Administrator, and subject to such operating rules and procedures as may be imposed from time to time by the Plan Administrator, each Participant may express to the Plan Administrator a preference as to how the Participant's Account should be constructively invested among the Investment Options. Such preference shall designate the percentage of the Participant's Accounts which is requested to be constructively invested in each Investment Option.

                      (1) Any initial or subsequent expression of investment preference shall be in writing, on a form supplied by and filed with the Plan Administrator, and shall be subject to such rules and procedures as the Plan Administrator may promulgate from time to time. Participants may change their investment preferences effective as of the beginning of each Plan Year.


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                      (2)      All investment preferences shall be advisory only
and shall not bind the Company or the Plan Administrator. The Company shall not be obligated to invest any funds in connection with this Plan. If, however, the Company chooses to invest funds to provide for its liabilities under this Plan, the Plan Administrator shall have complete discretion as to investments.

                      (3) Whether or not a Participant's investment preferences are followed, the Participant's Account will be credited with earnings or losses as follows. As of each Determination Date, the net earnings or losses (as defined below) of each Investment Option since the preceding Determination Date shall be allocated among all Accounts in accordance with the preferences indicated by each Participant as though the Accounts had been invested in the Investment Option in accordance with each Participant's indicated preference.

                      (4) If the Plan Administrator receives an initial or revised investment preference which it deems to be incomplete, unclear or improper, the Participant's investment preference then in effect shall remain in effect (or, in the case of a deficiency in an initial investment preference, the Participant shall be deemed to have filed no investment preference) until the beginning of the next Plan Year, unless the Plan Administrator provides for, and permits the application of, corrective action prior thereto. If a Participant fails to file an effective investment preference, the Participant's Account will be constructively invested in the IDS Federal Income Fund.

                      (5) If the Plan Administrator determines that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Plan Administrator, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing the Account so that the account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Plan Administrator may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

               d. STATEMENT OF ACCOUNTS. Within a reasonable time after the end of each calendar year, the Plan Administrator shall submit to each Participant a statement of the balance in his Accounts.

        2.3 CREDIT OF PREVIOUS AIP DEFERRALS TO ACCOUNTS. Participants who have previously deferred AIP awards under the deferral arrangements in effect for awards prior to 1995 may elect as of any beginning of any Plan Year to credit any portion of their deferral accounts under the prior arrangement to their Accounts under this Plan. Credits shall be made to this Plan pursuant to this Section on January 1 of the year subsequent to any such election being made. Amounts so credited shall become part of a Participant's Account and shall be subject to the terms and conditions of this Plan, except that prior elections as to payment of deferred amounts shall remain in effect. Once amounts are credited to a Participant's Account pursuant to this Section 2.3, they may not thereafter be returned to the Participant's deferral accounts under the prior deferral arrangement.


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        2.4 CREDIT OF PREVIOUS  DIVIDENDS  PAID ON PSU  DEFERRALS  TO  ACCOUNTS.
Participants who have previously received dividends on deferred PSU awards under the deferral arrangements in effect for awards prior to 1995 may elect as of the beginning of any Plan Year to credit any portion of their previously deferred dividends under the prior arrangement to their Accounts under this Plan. Notwithstanding the above, previously deferred PSU dividends are not eligible to be deferred pursuant to the terms of the Plan unless the Participant has satisfied the employee minimum stockholding requirements established by the Committee. Credits shall be made to this Plan pursuant to this Section on the January 1 of the year subsequent to any such election being made. Amounts so credited shall become part of a Participant's Account and shall be subject to the terms and conditions of this Plan, except that prior elections as to payment of deferred amounts shall remain in effect. Once amounts are credited to a Participant's Account pursuant to this Section 2.4, they may not thereafter be returned to the Participant's deferral accounts under the prior deferral arrangement.

                                   ARTICLE III
                            DISTRIBUTION OF DEFERRALS

        3.1 INITIAL ELECTION OF DISTRIBUTION OPTIONS IN DEFERRAL ELECTION. A Participant must specify in his or her Deferral Election when the Participant's Account will be distributed. Distribution may be made or begin in any year or years in the future, but distributions must begin not later than the calendar year following the calendar year in which the Participant attains age 70. The Participant may elect to receive amounts deferred in a lump sum or in up to ten approximately equal annual installments. A Participant may specify different distribution dates and forms of payment under each of his or her Deferral Elections.

        3.2    CHANGES IN DISTRIBUTION OPTIONS.

               a. A Participant is entitled to one future opportunity to further lengthen (not shorten) the deferral period provided in a Deferral Election and to make one future change with regard to lengthening (not shortening) the payment schedule provided in that Election up to a maximum payment schedule of ten years.

               b. Any change in the deferral period or the payment schedule must be submitted to the Plan Administrator in writing, on a form provided by the Plan Administrator, at least twelve months before the date payments were originally scheduled to begin. Any change in the deferral period shall not require payments to begin after the calendar year following the Participant's attainment of age 70.

        3.3    PAYMENT OF DEFERRED AMOUNTS.

               a. Upon the date elected by the Participant, the Company shall begin to pay an amount equal to the total amount then credited to the Participant's Account. Such amount is to be paid either in one lump sum or in approximately equal annual installments over a period of years as elected by the Participant, which period shall be not more than ten years. Each annual installment shall include investment credits on the remaining balance during the previous year until the Account shall have been paid out in full. A Participant may continue to express investment preferences as provided in paragraph c of
Section 2.2 during the period that the

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Account is being distributed.

               b. If the Participant should die before payment in full of the amount standing to the Participant's credit in the Account, the unpaid balance may be paid in one lump sum or in installments to the Participant's beneficiary in accordance with whichever election has been made by the Participant. If the Participant should die before the beginning date of the deferral payment and did not indicate a specific method of distribution, then the beneficiary may petition the Plan Administrator regarding the method of distribution. In the absence of a designated beneficiary, the balance of the Account will be paid in a lump sum to the estate of the Participant as soon as possible.

               c. If the Participant's employment is terminated for any reason other than Retirement, death or Disability before the elected payment date, then the Company, acting through the Plan Administrator, at its discretion and at any time thereafter may:

                      (1) Immediately pay over any amounts credited to the Participant's Account to the Participant.

                      (2) Deposit any amounts credited to the Participant's Account with a third party fiduciary in trust for the Company's benefit who will manage and pay over such amounts to the Participant in accordance with the terms of this Plan, with administrative costs in such event being charged to the Participant's Account.

                      (3) Continue to itself maintain and pay over amounts deferred to the Participant in accordance with the terms of this Plan and the Participant's election pursuant thereto.

               d. If both the Participant and his beneficiary shall die after payments to the Participant begin and before all payments are made from the Participant's Account, the remaining value of the Account shall be determined as of the date of death of the beneficiary or Participant, whichever is later, and shall be paid as promptly as possible in one lump sum to the estate of such beneficiary or as specified in the beneficiary's last will and testament, as the case may be.

               e. A Participant may designate or change his or her beneficiary (without the consent of any prior beneficiary) on a form provided by the Plan Administrator and delivered to the Plan Administrator before the Participant's death.

               f. Installment payments shall commence on or before the fifteenth day of the year selected by the Participant (or on or before the fifteenth day of the year after the year in which the Participant retires, if the Participant has elected to defer until after Retirement).

        3.4 HARDSHIP DISTRIBUTIONS. The Compensation Committee may, in its discretion, accelerate payments to a Participant in an amount up to the bonus previously deferred, together with investment credits to date, in the event of demonstrated severe financial hardship. Any such payments made will be limited to the amount needed to meet the demonstrated financial need. A Participant seeking a financial hardship withdrawal from his or her Account must request a hearing with the Plan Administrator, who will gather facts and render a report to the

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Compensation Committee for a decision.

        3.5 OTHER WITHDRAWALS: FORFEITURE PENALTY. A Participant may, by written request on a form provided by the Plan Administrator, withdraw all or any portion of his Account as of any Determination Date, provided that the Participant shall forfeit 15% of the amount withdrawn as a penalty.

        3.6. WITHHOLDING. Any payments made pursuant to this Article III shall be subject to appropriate federal, state or local income tax withholdings.

                                   ARTICLE IV
                                CLAIMS PROCEDURE

        4.1 The following provisions are incorporated in the Plan in accordance with the requirements of the Employment Retirement Income Security Act of 1974:

               a.     The following claims procedure is hereby established:

                      (1) A Participant or beneficiary shall make a claim for the benefits provided by delivering a written request to the Plan Administrator. Upon receipt of a claim, the Plan Administrator shall determine whether to grant the claim, deny it, or grant it in part.

                      (2) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph (3) following shall be furnished to the claimant within a reasonable period of time after receipt of a claim by the Plan Administrator.

                      (3) The Plan Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the Plan's claim review procedure as set forth herein.

                      (4) The purpose of the review procedures set forth herein is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim to the named fiduciary for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative may request a review upon written application to the Committee may review pertinent Plan documents; and may submit issues and comments in writing. A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Committee at any time within sixty (60) days after receipt by the claimant of written notice of denial of this claim.

                      (5) The decision on review of a denied claim shall be made as follows. The decision on review shall be made by the Committee, which may in its discretion hold a hearing on the denied claim. The Committee shall make a decision promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the

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need to hold a hearing) require an extension of time of  reprocessing,  in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decisions, written in the manner calculated to be understood by the claimant, and specific references to the pertinent Plan revisions on which the decision is based. The Committee shall have full discretion to decide the claim and its decision on review shall be final and binding on all parties.

               b. For purposes of implementing the claims procedure (but not for any other purposes), the Committee is hereby designated as a named fiduciary of this Plan.


                                    ARTICLE V
                               PLAN ADMINISTRATOR

        5.1 PLAN ADMINISTRATOR DUTIES. The Plan Administrator shall administer this Plan and shall be a named fiduciary of the Plan for that purpose. The Plan Administrator may be a Participant. A Plan Administrator who is a Participant may not vote on matters affecting his or her personal benefit under this Plan, but any such individual shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. The Plan Administrator shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

        5.2 AGENTS. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them or to others (including employees of the Company) such administrative duties as it sees fit. The Plan Administrator may from time to time consult with counsel, who may be counsel to the Company.

        5.3 BINDING EFFECT OF DECISIONS. In carrying out its duties herein, the Plan Administrator (or its designee) shall have full discretion to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be final and binding on all parties.

        5.4 INDEMNITY. The Company shall indemnify and hold harmless the Plan Administrator and any employees to whom administrative duties under this Plan are delegated, against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

        6.1 AMENDMENT. The Committee may at any time amend the Plan in whole or in part. However, no amendment shall be effective to decrease or restrict any then existing Account or to change the Company's obligations under any then existing Deferral Election.

        6.2 BOARD'S RIGHT TO TERMINATE. The Board may at any time terminate the Plan in its

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entirety,  in  which  event no new  Deferral  Elections  shall be made,  but the obligations of the Company under existing Deferral Elections shall continue.


                                   ARTICLE VII
                                  MISCELLANEOUS

        7.1 UNFUNDED PLAN. This Plan is intended to be an "unfunded" plan maintained primarily to provide deferred compensation for a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and shall be so construed.

        7.2 UNSECURED GENERAL CREDITOR. This Plan is unfunded. Benefits shall be paid from the Company's general assets. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets owned or which may be acquired by the Company. Such assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security against the obligations of the Company under this Plan. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future. The Company in its sole discretion, may, however, elect to provide for its liabilities under this Plan through a trust or funding vehicle, provided, however, that the terms of any such trust or funding vehicle shall not alter the status of Participants and beneficiaries as mere general unsecured creditors of the Company or otherwise cause the Plan to be funded or benefits taxable to Participants except upon actual receipt.

        7.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. The rights to all such amounts are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owned by Participants or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, except as required by law.

        7.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, and a Participant shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge an employee at any time.

        7.5 FORFEITURE OF BENEFITS. If a Participant's employment is terminated because of willful misfeasance or gross negligence in the performance of his or her duties, his or her right to benefits under this Plan shall, in the discretion of the Committee, be forfeited, and the Company shall have no further obligation hereunder to such Participant or his or her beneficiary(ies).

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        7.6 TERMS.  Use of the  masculine  pronoun in this Plan will include the feminine and use of the singular will include the plural, unless the context clearly indicates otherwise.

        7.7 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        7.8 GOVERNING LAW. This Plan shall be governed by the laws of the United States and, to the extent not preempted thereby, the laws of Pennsylvania.


        7.9 VALIDITY. The illegality or invalidity of any provision of this Plan shall not affect its remaining parts, but this Plan shall be construed and enforced without such illegal or invalid provisions.

       7.10 NOTICE. Any notice or filing required or permitted to be given to the Plan Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to:

                        Director, Executive Compensation
                          and Employee Benefits
                       Hershey Foods Corporation
                       100 Crystal A Drive
                       Hershey, Pennsylvania 17033

                Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

       7.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase of assets, or otherwise, acquire all or substantially all of the business or assets of the Company, and successors of any such corporation or other business entity.

       7.12 INCAPACITY. If the Plan Administrator finds that any Participant or beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Plan Administrator, to any person who is charged with the support of the Participant or beneficiary. Any such payment shall be payment for the account of the Participant and shall be a complete discharge of any liability of the Company to the Participant or beneficiary.



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